Exhibit 99.1

Contact:	Bob O’Shaughnessy	Tony Pordon
	Chief Financial Officer	Senior Vice President
	248-648-2800	248-648-2540
	boshaughnessy@unitedaut	tpordon@unitedauto.com
	o.com	—

UNITEDAUTO REPORTS FIRST QUARTER RESULTS
____________________________________________________________

Same-Store Retail Revenues Increase 11%

SG&A as a Percentage of Gross Profit Improves 53 Basis Points

Adjusted Income from Continuing Operations Increases 9% to
$28.3 Million, Excluding Debt Redemption Charge
____________________________________________________________

BLOOMFIELD HILLS, MI, May 8, 2007 – United Auto Group, Inc. (NYSE: UAG), an international automotive retailer, today reported that first quarter adjusted income from continuing operations increased 9.2% to $28.3 million and related earnings per share increased 7.1% to $0.30. The adjusted results exclude $12.3 million ($0.13 per share) of after-tax costs relating to the redemption of the Company’s 9.625% Senior Subordinated Notes. Including the debt redemption charge in the current year, the Company reported income from continuing operations of $16.1 million and related earnings per share of $0.17. First quarter adjusted net income increased 12.2% to $26.9 million and related earnings per share increased 12.0% to $0.28. Including the debt redemption charge in the current year, net income amounted to $14.6 million and related earnings per share was $0.15.

Revenues in the first quarter increased 21.6% to $3.1 billion, including a 10.8% increase in same-store retail revenues. The increase in same-store revenue included growth of 7.2%, 20.9%, 10.6% and 9.7% in new vehicle, used vehicle, finance and insurance, and service and parts revenues, respectively.

“Our same-store retail revenue growth remained strong in each area of our business,” said UAG Chairman Roger Penske. “On a same-store basis, our U.S. and international retail revenue grew 4.0% and 27.3%, respectively. Additionally, our used vehicle business continued to be exceptionally strong in the first quarter, with revenues increasing nearly 42% over last year including the significant same-store growth.” Mr. Penske added, “While the increased level of our used vehicle business, coupled with a very competitive vehicle sales environment, contributed to an overall 57 basis-point decrease in gross margin in the current year, we are pleased to see that our selling, general and administrative expenses declined 55 basis points to 12.1% of our revenues, and declined 53 basis points to 80.3% of our gross profit.”

The Company currently projects earnings from continuing operations in the second quarter to be in the range of $0.39 to $0.43 per share. The Company continues to project earnings from continuing operations for the year in the range of $1.40 to $1.50 per share, excluding the $12.3 million ($0.13 per share) debt redemption charge. These estimates include costs associated with developing the distribution network for the smart product launch in the U.S. and are based on an estimated average of 94.6 million shares outstanding.

UnitedAuto will host a conference call discussing financial results relating to first quarter 2007 on Tuesday, May 8, 2007 at 2:00 p.m. EDT. To listen to the conference call, participants must dial (800) 553-0358 [International, please dial (612) 332-0637]. The call will be simultaneously broadcast over the Internet through the UnitedAuto website at www.unitedauto.com.

About UnitedAuto

United Auto Group, Inc., headquartered in Bloomfield Hills, Michigan, operates 311 retail automotive franchises, representing 41 different brands, and 27 collision repair centers. UnitedAuto, which sells new and previously owned vehicles, finance and insurance products and replacement parts, and offers maintenance and repair services on all brands it represents, has 166 franchises in 19 states and Puerto Rico and 145 franchises located outside the United States, primarily in the United Kingdom. UnitedAuto is a member of the Fortune 500 and Russell 1000 and has 16,000 employees.

Statements in this press release may involve forward-looking statements. Actual results may vary materially because of risks and uncertainties, including external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. These forward-looking statements should be evaluated together with additional information about UnitedAuto’s business, markets, conditions and other uncertainties that could affect UnitedAuto’s future performance, which are contained in UnitedAuto’s Form 10-K for the year ended December 31, 2006, and its other filings with the Securities and Exchange Commission, and which are incorporated into this press release by reference. This press release speaks only as of its date, and UnitedAuto disclaims any duty to update the information herein.

This release contains certain non-GAAP financial measures as defined under SEC rules, such as adjusted income from continuing operations and related earnings per share, which exclude certain items disclosed in the release. The Company has reconciled these measures to the most directly comparable GAAP measures in the release. The Company believes that these non-GAAP financial measures improve the transparency of the Company’s disclosure and the period-to-period comparability of the Company’s results from operations.

UNITED AUTO GROUP, INC.
Consolidated Statements of Income
(Amounts In Thousands, Except Per Share Data)
(Unaudited)

	First Quarter
	2007	2006

Revenues:
New Vehicle	$1,645,014	$1,432,768
Used Vehicle	786,910	555,102
Finance and Insurance, Net	68,894	58,049
Service and Parts	352,570	293,656
Fleet and Wholesale Vehicle	249,782	213,211

Total Revenues	3,103,170	2,552,786

Cost of Sales:
New Vehicle	1,506,668	1,306,680
Used Vehicle	725,763	504,955
Service and Parts	156,934	131,916
Fleet and Wholesale Vehicle	246,848	210,478

Total Cost of Sales	2,636,213	2,154,029

Gross Profit	466,957	398,757
SG&A Expenses	374,971	322,321
Depreciation and Amortization	12,803	10,175

Operating Income	79,183	66,261
Floor Plan Interest Expense	(16,112)	(13,950)
Other Interest Expense	(18,859)	(11,947)
Equity in Earnings of Affiliates	(821)	1,150
Debt Redemption Charge	(18,634)	- -

Income from Continuing Operations Before Income Taxes and Minority Interests	24,757	41,514
Income Taxes	(8,412)	(15,122)
Minority Interests	(294)	(422)

Income from Continuing Operations	16,051	25,970
Loss from Discontinued Operations, Net of Tax	(1,469)	(2,015)

Net Income	$14,582	$23,955

Income from Continuing Operations Per Diluted Share	$0.17	$0.28

Diluted EPS	$0.15	$0.25

Diluted Weighted Average Shares Outstanding	94,412	94,272

UNITED AUTO GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Thousands)
(Unaudited)

	3/31/07	12/31/06
Assets
Cash and Cash Equivalents	$25,202	$13,147
Accounts Receivable, Net	509,348	469,601
Inventories	1,602,193	1,521,424
Other Current Assets	85,078	71,524
Assets Held for Sale	181,598	200,083

Total Current Assets	2,403,419	2,275,779
Property and Equipment, Net	584,710	582,220
Intangibles	1,511,697	1,502,067
Other Assets	94,318	109,736

Total Assets	$4,594,144	$4,469,802

Liabilities and Stockholders’ Equity
Floor Plan Notes Payable	$1,072,369	$874,326
Floor Plan Notes Payable – Non-Trade	476,224	297,069
Accounts Payable	272,727	301,221
Accrued Expenses	214,882	214,406
Current Portion Long-Term Debt	14,513	13,385
Liabilities Held for Sale	103,115	52,703

Total Current Liabilities	2,153,830	1,753,110
Long-Term Debt	864,510	1,168,666
Other Long-Term Liabilities	272,805	252,373

Total Liabilities	3,291,145	3,174,149
Stockholders’ Equity	1,302,999	1,295,653

Total Liabilities and Stockholders’ Equity	$4,594,144	$4,469,802

UNITED AUTO GROUP, INC.
Selected Data

	First Quarter
	2007	2006
Total Retail Units
New Retail	45,516	42,316
Used Retail	25,642	19,984

Total Retail	71,158	62,300

Same-Store Retail Units
New Same-Store Retail	42,231	41,471
Used Same-Store Retail	21,910	19,375

Total Same-Store Retail	64,141	60,846

Same-Store Retail Revenue
New Vehicles	$1,500,005	$1,399,011
Used Vehicles	647,285	535,441
Finance and Insurance, Net	63,011	56,960
Service and Parts	314,810	286,895

Total Same-Store Retail	$2,525,111	$2,278,307

Same-Store Retail Revenue Growth
New Vehicles	7.2%	3.7%
Used Vehicles	20.9%	5.6%
Finance and Insurance, Net	10.6%	5.6%
Service and Parts	9.7%	8.7%
Revenue Mix
New Vehicles	53.0%	56.1%
Used Vehicles	25.4%	21.7%
Finance and Insurance, Net	2.2%	2.3%
Service and Parts	11.4%	11.5%
Fleet and Wholesale	8.0%	8.4%
Average Retail Selling Price
New Vehicles	$36,141	$33,859
Used Vehicles	$30,688	$27,777
Gross Margin	15.1%	15.6%
Retail Gross Margin – by Product
New Vehicle	8.5%	8.8%
Used Vehicle	7.8%	9.0%
Service and Parts	55.5%	55.1%
Gross Profit per Retail Transaction
New Vehicles	$3,040	$2,980
Used Vehicles	2,385	2,509
Finance and Insurance	968	932

UNITED AUTO GROUP, INC.
Selected Data (Continued)

	First Quarter
	2007	2006
Brand Mix:
BMW	22%	16%
Toyota/Lexus	19%	22%
Honda/Acura	14%	16%
DCX	12%	11%
Ford/PAG	11%	11%
Audi	8%	7%
General Motors	4%	4%
Porsche	4%	5%
Nissan/Infiniti	3%	3%
Other	3%	5%

	100%	100%
Foreign / Premium	94%	93%
Domestic Big 3	6%	7%

	100%	100%
Revenue Mix:
U.S.	60%	69%
International	40%	31%

	100%	100%
Debt to Total Capital Ratio	40%	37%
Rent Expense	$36,905	$31,898